ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") made and entered into as of this 6th day of December, 1996, by and between TRANSISTOR DEVICES INC., a New Jersey corporation with a principal place of business at 85 Horsehill Road, Cedar Knolls, NJ 07927 (the "Seller") and ST KELTEC CORPORATION, a Delaware corporation with a principal place of business at 84 Hill Avenue, Fort Walton Beach, Florida 32548 (the "Buyer").

                                  WITNESSETH:

         WHEREAS, Seller has conducted and currently conducts a business called the "Military Power Systems Division" which designs, develops, manufactures, markets and services electronic products, including but not limited to Low Voltage Linear Power Supplies, for military applications (the "Business"); and

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain rights, properties and assets of Seller pertaining to the Business as described in this Agreement in consideration of the payment of the Purchase Price (as defined in Section 2.1 hereof), the assumption and performance of certain liabilities of such Business, and the performance of certain other obligations, all on the terms and subject to the conditions contained in this Agreement; and

         WHEREAS, Buyer is a wholly-owned subsidiary of Signal Technology Corporation ("STC");

         NOW, THEREFORE, in consideration of the mutual covenants and subject to the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         I. Purchase and Sale of Assets; Assumption of Liability.

                  1.1 On the "Closing Date" (as defined in Section 3.1 hereof) and subject to the terms and conditions set forth in this Agreement, Seller shall convey, sell, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, those assets and properties, consisting of Inventory, Machinery, Drawings and rights related thereto, all as described on
Schedule 1.1 (the "Assets"), and shall assign to Buyer each and all of the "Material Contracts" (as defined in Section 8.9 below).

                  1.2 On the Closing Date and subject to the terms and conditions set forth in this Agreement, Buyer shall assume the liabilities described on Schedule 1.2 (the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer does not assume, and shall have no responsibility whatsoever for, any

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other liabilities or obligations of Seller, whether known, unknown,  liquidated, unliquidated, contingent or otherwise.

         II. Purchase Price.

                  2.1 The total purchase price to be paid by Buyer to Seller for the Assets shall be the sum of the prices of each of "Machinery and Equipment", the "Drawings" and the exclusive right with respect thereto and the "Total Inventory", as set forth on Schedule 1.1 hereof, as the same may be adjusted, by way of increase or decrease, as described hereinafter (the "Purchase Price"). The Purchase Price shall be paid by Buyer to Seller as follows:

                           a)  One  Million  Dollars   ($1,000,000)  (the  "Down
Payment") shall be paid at the "Closing" (as defined in Section 3.1) by wire transfer or by certified or bank check.

                           b) The total price set forth in Schedule  1.1 for all
items of Machinery and Equipment shall be paid by wire transfer or by certified or bank check on that date thirty (30) days after the completion of the relocation of the machinery that is being purchased as a part of the Assets, which relocation shall be at Buyer's sole expense and shall occur at a time selected by Buyer, but in no event later than one hundred eighty (180) days after the Closing;

                           c) The  balance  of the  Purchase  Price,  subject to
adjustment as aforesaid, shall be paid in two installments, the first on the sixth month anniversary of the Closing Date (the "First Payment Date"), in an amount equal to Buyer's reasonable estimate of one half of such balance, and the second on the first anniversary of the Closing Date (the "Second Payment Date"), in an amount equal to the then unpaid balance, by wire transfer or by certified or bank check, together with interest at the rate per annum announced to the public and charged by Bank of Boston as its prime commercial lending rate on the Closing Date at Boston, Massachusetts, for loans to prime commercial borrowers, computed from the Closing Date to the date of payment thereof;

                  2.2 a) "Work in Process Inventory" shall mean

                           i)  products  the  manufacture  of which has not been
completed and the raw material of which has been issued out of stock and are in the manufacturing process on the Closing Date and

                           ii) all of the  products  in and for a "Backlog  Job"
(as hereinafter defined) the manufacture of which has been completed and which products

                                    [A] have not been shipped to the  respective
customers as of the Closing Date, and

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

                                    [B] are listed on  Schedule  2.2a)  attached
hereto and made a part hereof ("Backlog Finished Goods Inventory"),

and shall be "Assets" hereunder. "Backlog Job" shall mean products to be manufactured and shipped pursuant to a contract or purchase order in effect on the Closing Date.

                           b) "Stock  Inventory" shall mean items which are held
by Seller in stock on the Closing Date. Such items are not included in the Assets, but will be accepted by Buyer on consignment and will be used by Buyer from time to time at Buyer's sole option, except as hereinafter otherwise provided. All Stock Inventory not used by Buyer will remain inventory of Seller. With respect to each item of Stock Inventory used by Buyer, Buyer shall pay Seller on the First Payment Date an amount equal to the sum of the cost to Seller of such item plus ten percent (10%) of such cost (the "Stock Inventory Price") for those items so used by Buyer after the Closing Date but before the First Payment Date and shall pay Seller on the Second Payment Date an amount equal to the Stock Inventory Price for those items so used by Buyer after the First Payment Date but before the Second Payment Date. Seller shall have the right to use those items of Stock Inventory that are in excess of then current requirements to fulfill the Buyer's then production and delivery schedules, and Buyer shall purchase those items of Stock Inventory that are required to fulfi11 production and delivery schedules of Backlog Jobs.

                           c) "Non-Backlog Finished  Goods Inventory" shall mean
all of the products for each Non-Backlog Job (as defined in Section 2.7) below) the manufacture of which has been completed and which products i) have been returned to and are included in stores as of the Closing Date, and ii) are listed on Schedule 2.2c) attached hereto and made a part hereof, and such items are not included in the Assets, but will be accepted by Buyer on consignment and will be acquired by Buyer from time to time as Buyer receives orders for such items.

                  2.3 With respect to each item of Non-Backlog Finished Goods Inventory listed on Schedule 2.2c), Buyer shall pay Seller on the First Payment Date the amount of the price listed on Schedule 2.2c) for each item thereof that has been so acquired by Buyer after the Closing Date but before the First Payment Date and on the Second Payment Date the amount of the price listed on
Schedule 2.2c) for each item thereof that has been so acquired by Buyer after the First Payment Date but before the Second Payment Date; provided that, with respect to such items that have not been sold by Buyer prior to the Second Payment Date, Buyer shall have the right thereafter to sell the same at any price and shall thereafter remit to Seller Seventy-Five Percent (75%) of the price actually received by Buyer for each sale thereof thereafter made.

                  2.4 Items received after the Closing Date that were under open purchase orders from Seller to vendors as of the Closing Date are Stock Inventory as the same are received.


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
         III. Closing.

                  3.1 Subject to the conditions precedent to closing set forth herein, the consummation of the sale and purchase of Assets for which this Agreement provides (the "Closing") shall take place at the offices of ST Keltec Corporation on or about 6 December 1996 or at and on such other place, time, and date as may be mutually agreed to by Seller and Buyer (the "Closing Date"), and shall be deemed to occur as of the close of business on the Closing Date. If the Closing has not occurred prior to 15 January 1997, then at any time thereafter a party that is not in breach of this Agreement shall have the unilateral right to terminate this Agreement without liability on its part.

                  3.2 At the Closing the following shall take place:

                           a) the receipt of the Down Payment shall be confirmed
to Buyer by Seller;

                           b) Seller  shall  deliver  to Buyer a bill of sale in
the form attached hereto as Exhibit A and hereby made a part hereof;

                           c) At the  close of  business  on the  Closing  Date,
Buyer shall take delivery of all of the Assets at the Seller's premises at 35 Hill Avenue, Fort Walton Beach, Florida 32548 (the "Plant"). Buyer shall remove all Assets from the Plant within one hundred eighty (180) days after the Closing.

         IV. Conditions Precedent to Seller's Obligations. The obligations of Seller hereunder are subject to the fulfillment to the reasonable satisfaction of Seller and its counsel, at or prior to the Closing Date, of the following conditions, unless otherwise waived by Buyer in writing:

                  4.1 All representations and warranties of Buyer made herein shall be true and accurate in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date.

                  4.2  No  action  or  proceeding   shall  be  then  pending  or
threatened before a court or other governmental body or by any public authority to restrict or prohibit the acquisition by Buyer of the Assets.

         V. Conditions Precedent to Buyer's Obligations. The obligations of Buyer hereunder are subject to the fulfillment to the reasonable satisfaction of Buyer and its counsel, at or prior to the Closing Date, of the following conditions, unless otherwise waived by Buyer in writing:

                  5.1 All representations and warranties of Seller made herein shall be true and accurate in all material respects as of the Closing Date with the

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

same effect as though such representations and warranties had been made on the Closing Date.

                  5.2 No action or proceeding shall be then pending or threatened before a court or other governmental body or by any public authority to restrict or prohibit the sale by Seller or the acquisition by Buyer of the Assets, or which could terminate or cancel any of the contracts, the work pursuant to which was then part of a Backlog Job.

         VI. Seller's Continuing Obligations.

                  6.1 Seller shall authorize Buyer to use and occupy the Plant, during the period from the Closing Date until the date upon which Buyer has removed all of the Assets therefrom (the "Move Date"), all in accordance with the provisions of Section 7.4 hereof.

                  6.2 Upon  Buyer's  request at any time  during a period of one
(1) year following the Closing Date, Seller shall execute and deliver to Buyer any documents not delivered to Buyer on the Closing Date that Buyer reasonably requests from Seller for perfecting the transfer of the Assets to Buyer contemplated by this Agreement.

                  6.3 a) For a period of five (5) years after the Closing, Seller shall not, directly or indirectly, in any capacity whatsoever, propose to design or manufacture, or design or manufacture any products listed in Schedule 6.3, or any products substantially similar to such products, or conduct or assist others in conducting or be involved or interested in any manner in any business which is in competition with the developing, manufacturing, production, distribution, marketing or selling of any such products;

                           b) For a period of two (2) years  after the  Closing,
Seller shall not, directly or indirectly, in any capacity whatsoever:

                                    i)  propose  to  design or  manufacture,  or
design or manufacture any 1power supplies or DC to DC converters used or similar to those used in the programs listed in Schedule 6.3, or conduct or assist others in conducting or be involved or interested in any manner in any business which is in competition with the developing, manufacturing, production, distribution, marketing or selling of any such products used or similar to those used in any of such programs; and

                                    ii) recruit or solicit,  or assist any other
person or party in recruiting or soliciting any "Employee" (as hereinafter defined), or induce or attempt to induce or assist any other person or entity in inducing or attempting to induce any Employee to terminate or alter his relationship with Buyer (collectively "Recruiting Activity"). For the purposes of this Section 6.3c), the term "Employee" shall mean any person who is, on the Closing Date, an

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

employee or consultant of Seller and who was engaged in any work in connection with the Military Power Systems Division of Seller and whose employment or consulting arrangement had not been terminated by Buyer as of the date of any such Recruiting Activity.

                  6.4 Seller acknowledges that the business of Buyer is international in scope, and that geographical limitations on the covenants set forth in this Article VI are therefore not appropriate. Seller acknowledges that the scope of each of the covenants contained in Section 6.3 is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of Buyer. Furthermore, such covenants will be regarded as divisible and if any such covenant is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or persons or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or persons, or geographic area as to which it may be enforceable. The provisions of this Article VI shall survive the Closing and the termination of the Agreement.

                  6.5 All commissions incurred by Seller and which are, or are to become, due to third-party sales representatives of Seller shall be the responsibility of Seller, except as specifically otherwise provided in Section
7.6 below.

         VII. Buyer's Continuing Obligations.

                  7.1 After the Closing Date, Buyer shall make available to Seller any books of account, financial records, original bills of sale, contracts, or other written instruments or records delivered to Buyer by Seller pursuant to this Agreement at any reasonable time during business hours for any proper purpose (including, but not limited to, performing all necessary accounting functions in order for Seller to prepare year-end financial statements).

                  7.2 Buyer shall honor Seller's  warranty  policy  described on
Schedule 7.2 with respect to products of Seller shipped to customers within twelve (12) months prior to the Closing in the ordinary course of business; provided that Buyer shall have no such obligations with respect to any cost or expense of any kind arising out of any design defect, whether patent or latent, in any product shipped by Seller at any time, and all of such costs and expenses shall be borne by Seller, but if any of such costs are borne by Buyer they may be recovered by Buyer in any manner, including, without limitation, offset against the unpaid balance of the Purchase Price. In any case of design defect hereunder that comes to the attention of Buyer, Buyer shall give notice thereof to Seller, and if, in any such case, in Buyer's reasonable opinion a cost of at least Five Thousand Dollars ($5,000) will be involved, Seller shall have the option promptly upon receipt of such notice either to elect to pay the cost thereof as soon as the same is reasonably determined or to perform the services required to

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

remedy the matter, and in any such event, Seller shall deal directly with Buyer, and Buyer shall deal with the customer involved therein

                  7.3 Buyer shall have the right granted by Seller in the nature of a license (the "License") to use and occupy the Plant and to use in the ordinary course of business all of Seller's equipment and other personalty located therein, during the period from the Closing Date until the Move Date (which Move Date shall, as hereinabove stated, be within One Hundred Eighty
(180) days from the date hereof) in order that Buyer may use the Assets in the optimal manner, in its discretion, from and after the Closing. For such license Buyer shall pay to Seller Eight Hundred Dollars ($800) per day (the "License Fee") commencing on 1 March 1997 and ending on the Move Date. In addition to the payment of the License Fee, during the License period, Buyer shall perform normal maintenance of the Plant, pay the cost of utilities, and shall provide liability insurance, in the amounts shown on Schedule 7.3, insuring both Buyer and Seller. All other costs of ownership and use of the Plant shall be borne by Seller. On the Move Date, the License shall terminate and Buyer shall leave the Plant "broom clean", and shall leave the said equipment in the same condition as at the Closing Date, reasonable wear and tear and damage by casualty excepted. Buyer shall indemnify Seller from and against all loss, cost, damage and expense caused by or arising from any act or omission to act of Buyer, its agents, employees and invitees with respect to such licensed use of the Plant and the equipment.

                  7.4 a) As of the Closing Date, Seller shall terminate each and all of the employees employed in the Business, and shown on the list set forth as part of Schedule 7.4 attached hereto and made a part hereof ("Employees of the Business"), and Buyer shall thereupon, without interruption, employ the Employees of the Business.

                           b) All costs of any type or  amount,  arising  in any
way from the employment of employees by Seller prior to Closing shall be the responsibility of Seller, and Buyer shall have no responsibility therefor.

                           c) Any  employee  of Seller who  is absent  from work
and who is receiving workmen's compensation, or who is on leave of absence, and whose name is not on, or expressly excluded form the list set forth on Schedule
7.4 shall not be one of the Employees of the Business.

                           d) During the period from the Closing  Date until the
Move Date or that date which is thirty (30) days after the Closing Date (whichever first occurs) (hereinafter called the "Transition Period") Buyer shall continue to employ, and to maintain the payroll with respect to, all of the Employees of the Business.

                           e)  Effective  at the end of the  Transition  Period,
Buyer shall have the right to terminate Employees of the Business; provided,

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

however, that Buyer shall retain in its employ thereafter for such period of time as Buyer shall determine at least thirty (30) of the Employees of the Business. Seller shall thereupon assume and be responsible for all costs of severance pay, vacation pay, health insurance until 31 December 1996, unemployment insurance and costs related thereto, worker's compensation arising from incidents that occurred on or prior to the Closing Date, of each and every of the Employees of the Business so terminated by Buyer ("Termination Costs"), and Buyer will have no liability therefor.

                           g) If any of such  Termination  Costs  are  borne  by
Buyer, Seller shall indemnify Buyer with respect thereto in accordance with the provisions of Article XIII hereof.

                  7.5 Buyer shall pay commissions due with respect to products shipped by Buyer in any Backlog Job in the amounts and to the third-party sales representatives of Seller listed on Schedule 7.5 attached hereto.

         VIII.   Representations   and  Warranties  of  Seller.   Seller  hereby
represents and warrants to Buyer as follows:

                  8.1 a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly qualified to conduct business as a foreign corporation in the State of Florida.

                           b) Seller has  corporate  power and authority to sell
the Assets, and to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller, including that of its Board of Directors and its Shareholders, and no further approval of the Board of Directors of Seller (or any committee thereof) or of the Shareholders is necessary for the consummation of the transactions contemplated hereby.

                           c) The  execution  and delivery of this  Agreement by
Seller and the consummation by Seller of the transactions contemplated hereby are not prohibited by and do not violate any provision of the organic documents of incorporation of Seller, or violate any provision of law, or violate any provision, or result in the breach, of, or accelerate or permit the acceleration of the performance required by, any term of any contract, agreement, indenture, mortgage, note, bond, commitment, license or other instrument to which Seller is a party or by which any of the Assets is bound, and has not resulted and will not result in the creation or imposition of any lien on any of the Assets.

                           d) Seller has not filed,  or had filed  against it, a
petition in bankruptcy or a petition to take advantage of any other insolvency act; admitted in writing its inability to pay its debts generally; made an assignment for the benefit of creditors; consented to the appointment of a receiver for itself or any

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substantial part of its property;  or generally  committed any act of insolvency
(including the failure to pay obligations as they become due) or bankruptcy.

                  8.2 All necessary tax returns of Seller for all of the jurisdictions in which returns are due have been filed, and payment has been made of all such taxes indicated as due on such returns (insofar as such taxes are due and payable at the date hereof).

                  8.3 Seller has the power to sell all of the Assets being sold and transferred hereunder, and will do so, free and clear of all liens, charges, security interests, and encumbrances, and all of such Assets are listed on
Schedule 1.1.

                  8.4 This Agreement has been duly authorized, executed, and delivered on behalf of Seller and is a valid obligation of Seller enforceable in accordance with its terms.

                  8.5 a) There exists no default in the performance of any of the contracts listed in Schedule 8.9;

                           b) There are no design defects in any products in any
Backlog Job;

                           c) All units  manufactured or partially  manufactured
by Seller have been so manufactured in a good and workmanlike manner and are in compliance with the specifications under which they were to have been manufactured.

                  8.6 Except as listed on Schedule 8.6 attached hereto, as of the date hereof there are no actions, suits or proceedings pending or threatened which involve transactions of or otherwise relate to Seller or the Assets or the transactions contemplated by this Agreement, at law or in equity, or before any arbitrator of any kind, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign.

                  8.7 There are no outstanding orders, writs, injunctions, decrees, judgments, awards, determinations or directions, which involve transactions of or otherwise relate to Seller or the Assets, of any courts or arbitrators or under any outstanding order, regulation or demand of any federal, state, municipal or other governmental instrumentality, domestic or foreign, except those listed on Schedule 8.7.

                  8.8 Seller's ownership and use of the Assets, and the conduct of the Business do not conflict with the rights of any other person, firm or corporation or violate, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any lien, encumbrance,

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mortgage,  deed  of  trust,  lease,  license,   agreement,   understanding  law,
ordinance, rule or regulation, or any order, judgment or decree to which Seller is a party or by which it may be bound or affected.

                  8.9 a) Schedule 8.9 hereto contains a complete and correct list of all agreements, contracts and commitments, whether written or oral relating to the Business (the "Material Contracts") by which Seller or any of the Assets is bound.

                           b) Complete  and correct  copies or  originals of all
written Material Contracts, together with all amendments thereto have been delivered to Buyer. All Material Contracts are in full force and effect and there is no default thereunder by any party thereto.

                  8.10 Seller has received no unliquidated advanced, milestone or progress payments from or on behalf of its customers under or with respect to any of the open Material Contracts, and there are no other funds due to customers (i) on products to be shipped by Buyer in any Backlog Job or (ii) on any products heretofore shipped by Seller.

                  8.11 No representation or warranty by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

         IX. Representation and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                  9.1 Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  9.2 The execution and delivery of this Agreement and the performance by Buyer of all of its obligations to be performed hereunder have been duly authorized by all necessary corporate action.

                  9.3 This Agreement and all obligations of Buyer contained herein are legally binding on Buyer and enforceable in accordance with their terms.

                  9.4 The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby are not prohibited by and do not violate any provision of the organic documents of incorporation of Buyer, or violate any provision of law, or violate any provision, or result in the breach, of, or accelerate or permit the acceleration of the performance required by, any term of any contract, agreement, indenture,

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mortgage, note, bond, commitment,  license or other instrument to which Buyer is a party.

                  9.5 No representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

         X. Access and Information. Seller will give to Buyer and its agents full access during normal business hours, throughout the period prior to the Closing, to such of the properties, books, contracts, commitments and other records of Seller related to the Military Power Systems Division of Seller as Buyer reasonably may request. If the Closing does not take place, Buyer will return to Seller all written material received from Seller pursuant to such access.

         XI. Conduct of Business Pending Closing.

                  11.1 Prior to the Closing Seller shall:

                           a) conduct its business  only in the ordinary  course
and in compliance with applicable laws, and in furtherance of the foregoing shall not engage in any transaction or make any contract or commitment except for full value;

                           b) insure  the items of  tangible  personal  property
included within the Assets against damage or destruction for not less than their fair market value;

                  11.2 To the extent that the assignment by Seller and the assumption by Buyer of any Material Contract, or other contract, lease, license, permit or approval shall require the consent or approval of any third party, this Agreement shall not constitute an assignment, sublease, subcontract or assumption thereof if such attempted assignment, sublease or assumption would constitute a breach thereof.

                  11.3 Until any novation agreements legally required with respect to any Material Contracts, or the required consents, approvals, novations or waivers of third parties with respect to any other contract, lease, license, permit or approval, have been executed, Buyer shall perform or discharge all of such liabilities, responsibilities, obligations and commitments thereunder, and shall enjoy all of the rights, benefits and entitlements, of Seller under same. Pending any novation agreements required by law, Seller and Buyer shall take all reasonable action to have Buyer recognized by the respective Government

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

agencies that are parties to each such Material Contract as the subcontractor Seller.

         XII. Bulk Sale.

                  12.1 Seller shall indemnify and save and hold Buyer harmless from any liabilities arising from the failure of Buyer or Seller to comply with any bulk sales or similar law applicable to the transactions contemplated by this Agreement.

         XIII. Indemnification

                  13.1 Buyer shall defend, indemnify and hold harmless Seller, its employees, officers, directors, agents and affiliates from and against any and all claims, demands, causes of action, suits, judgments, debts, damages, losses, liabilities and expenses (including without limitation, court costs and attorneys' fees) (each a "Loss" and collectively "Losses"), and shall reimburse Seller upon demand for any and all Losses suffered or incurred by Seller or its affiliates resulting from or arising out of any of the following:

                           (a) any untrue representation,  breach of warranty or
nonfulfillment of any covenant or agreement by Buyer contained herein or in any certificate, document or instrument delivered to Seller pursuant to or in connection herewith;

                           (b) any  liabilities of Seller  expressly  assumed by
Buyer pursuant to this Agreement and listed on Schedule 1.2;

                           (c)  incident to any of the  foregoing or incurred in
investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  13.2 Seller shall defend, indemnify and hold harmless Buyer, its employees, officers, directors, agents and affiliates from and against any and all Losses, and shall reimburse Buyer upon demand for any and all Losses suffered or incurred by Buyer or its affiliates resulting from or arising out of any of the following:

                           (a) any untrue representation,  breach of warranty or
nonfulfillment of any covenant by Seller contained herein or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith;

                           b) any finder's fee or brokerage or other  commission
arising by reason of any services alleged to have been rendered to or at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby;

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

                           (c) the  closing of the Plant or the  termination  by
Seller of its employees;

                           d) any claims of  restitution  or  retribution by any
customer, or any fines or penalties arising or resulting from any proceeding arising out of facts that arose on or prior to the Closing Date now pending or hereafter imposed or levied by any competent entity whether the same is listed on a Schedule attached hereto or not;

                           e) any costs, whether direct or indirect, of any kind
related to employees now employed by Seller who become employed by Buyer and are thereafter debarred or otherwise prohibited by any entity other than Buyer from working on government contracts, or whose employment is terminated by Buyer as a result of demands by such an entity; provided, however, that with respect to employees now employed by Seller who become employed by Buyer and who spend time away from work for Buyer, whether in court or otherwise, in connection with any legal proceedings related to Seller or its officers, shareholders, directors or affiliates, Buyer shall not be indemnified for (i) the cost of the first two (2) hours per week so spent away from work and (ii) a total of One Thousand Dollars ($1,000) of expenses incurred by such employees in that regard;

                           f) any curtailment, cancellation or other termination
of any Material Contract by any entity other than Buyer arising out of facts that arose on or prior to the Closing Date; and

                           g)  incident to any of the  foregoing  or incurred in
investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  13.3 The party seeking indemnification hereunder (the "Indemnitee") shall give to the party from which indemnification is sought hereunder (the "Indemnitor") written notice of any claim which is subject to the indemnity obligations set forth in Section l3.1 or 13.2, as applicable, with sufficient promptness so as not to prejudice the other party's interests in respect of such claim and any obligation of indemnity arising therefrom. Such notice shall set forth all facts and other information which the party giving the notice has as to the claim. The failure to give prompt notice shall not affect the rights of the Indemnitee to indemnity hereunder except to the extent that such failure either shall have materially prejudiced the Indemnitor in the defense of such claim or shall have increased the amount of the obligation of the Indemnitor. The Indemnitor receiving such notice shall, within thirty days of receipt of such notice, (a) deny in writing the claim, (b) pay the amount of the claim if a monetary amount is involved, or (c) if a claim of a third party is involved, have the right to assume the defense of such claim. The Indemnitor shall have the exclusive right to conduct and control, through counsel of its own choosing, the defense of any such claim or any action arising therefrom, provided, that in conducting the defense of any such claim or action, the Indemnitor shall, and shall cause its counsel to, consult with the Indemnitee and counsel, if any, selected by it (the costs and fees of which counsel shall be borne by Indemnitee), and shall keep such counsel, if any, and the Indemnitee fully advised of the progress thereof. If the Indemnitor fails or refuses to assume the conduct and control of the defense of any such claim or action, then the Indemnitee shall conduct and control such defense; provided, however, that in so conducting the defense of any such claim or action, the Indemnitee shall, and shall cause its counsel to, consult with the Indemnitor and counsel, if any, selected by it, and shall keep such counsel, if any, and the Indemnitor fully advised of the progress thereof. No settlement of any claim for which indemnification is sought hereunder shall be made without either (x) the prior written consent of both the Indemnitor and the Indemnitee, which consent shall not be unreasonably withheld or delayed, or (y) the release of the Indemnitee from all liability relating to such claim, in form and substance reasonable satisfactory to the Indemnitee and its counsel.

                  13.4 In addition to Buyer's rights of offset against the unpaid portion of the Purchase Price specifically set forth in other Sections of this Agreement, Buyer has the right to set off against the unpaid portion of the Purchase Price any judgment it may receive for indemnification hereunder in addition to, and not in limitation of any other rights Buyer may have at law or in equity.

                  13.5 The foregoing provisions of this Article XIII notwithstanding, no claim for indemnification hereunder with respect to breaches of any representation or warranty provided in Sections 8.1 through 8.4 and Sections 8.6 through 8.11 and Article IX shall be valid unless such claim is made by notice to the Indemnitor within two (2) years after the Closing Date. Other claims for indemnification may be made at any time.

         XIV Miscellaneous.

                  14.1 Seller and Buyer may amend this Agreement at any time, but only by written instrument duly authorized and executed by each of them.

                  14.2 No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one of more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, or condition or of any other term, provision, or condition of this Agreement.

                  14.3 If any one or more of the provisions contained in this Agreement is held for any reason to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  14.4 This Agreement, together with the Schedules and Exhibits attached hereto, represents the entire agreement between the parties with respect to the subject matter hereof.

                  14.5 All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                  14.6 All notices to a party shall be addressed to such party at the address set forth below or to such other place as may be designated by written notice to the other party. Notice shall be sufficient when delivered by hand; when sent by telecopy with the original thereof posted first-class mail, postage prepaid, within two (2) business days thereafter; when posted certified mail, postage prepaid, return receipt requested; or when delivered by a private courier, requesting evidence of receipt as part of its service. Any such notice shall be addressed to the party at its telecopy number or its address described below, and shall be effective when first received. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes. For purposes hereof, the addresses of the parties shall be as follows:

         Seller:

               85 Horsehill Road
               Cedar Knolls, NJ 07927

               Attention: Mr. Norman R. Wolf, III, President

               Telecopier: 904-684-0630

         With a copy to:

               Robert A. Knee, Esquire
               Rand, Algeier, Tosti & Woodruff
               Courthouse Plaza
               60 Washington Street
               Morristown, NJ 07960

               Telecopier: 201-984-0430

         Buyer:

                ST Keltec Corporation
                In care of Signal Technology Corporation
                975 Benicia Avenue
                Sunnyvale, California 94086

                Attention: Mr. Michael D. Smith, President

                Telecopier: 408-245-3396

         With a copy to:

                Harry R. Hauser, Esquire
                Gadsby & Hannah LLP
                125 Summer Street
                Boston, MA 02110-1616

                Telecopier: 617-345-7050

         14.7 This Agreement shall in all respects be construed, enforced, and given effect according to the laws of the State of Delaware.

         14.8 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of substantive provisions of this Agreement.

         14.9 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.10 Each party represents and warrants to the other that (i) all negotiations relative to this Agreement have been carried on by it directly with the other, without the intervention of any person on behalf of the former, and
(ii) it will indemnify the other and hold it harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement, or to the transactions contemplated hereby, in violation of the foregoing representation and warranty.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument on the date first above written.

  TRANSISTOR DEVICES INC.            ST KELTEC CORPORATION

/s/ Norman R. Wolf, III                   /s/ Michael D. Smith
-------------------------------          --------------------------------
By: Norman R. Wolf, III              By: Michael D. Smith
Title: President                             President
       Military Power Systems & Division


The undersigned Signal Technology Corporation hereby unconditionally guaranties the performance by ST Keltec Corporation of its obligations under and pursuant to the foregoing Agreement.


                         SIGNAL TECHNOLOGY CORPORATION

                         /s/ Dale L. Peterson
                         ----------------------------------------
                         By: Dale L. Peterson, Chairman of the
                         Board of Directors

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